UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2005

IAC/INTERACTIVECORP

(Exact name of Registrant as specified in charter)

Delaware

0-20570

59-2712887

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

152 West 57th Street, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Approval of 2005 Cash Bonus Plan

On March 30, 2005, the Performance-Based Compensation Committee (the “Committee”) of the Board of Directors of IAC/InterActiveCorp (“IAC”) approved target amounts and related performance criteria for cash bonuses to be awarded to certain senior executive officers of IAC in respect of 2005 performance (the “2005 Cash Bonus Plan”).  Cash bonuses awarded pursuant to the 2005 Cash Bonus Plan (i) shall not exceed the target amounts designated by the Committee and (ii) are subject to IAC’s achievement of specified increases in either (A) EBITA (as defined in IAC’s Amended and Restated 2000 Stock and Annual Incentive Plan) of IAC on a consolidated basis or (B) the closing price of IAC Common Stock, in each case, over specified time periods.  Following the completion of IAC’s previously announced plan to separate into two, independent publicly traded companies (the “Spin-Off”), the performance criteria summarized above will be appropriately adjusted to reflect the Spin-Off.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IAC/INTERACTIVECORP

By:	/s/ Gregory R. Blatt
Name:	Gregory R. Blatt
Title:	Executive Vice President and
General Counsel

Date:  April 4, 2005